House of Taylor Appoints Three New Independent Directors

LOS ANGELES--(BUSINESS WIRE)—September 29, 2005--House of Taylor Jewelry, Inc. (OTCBB:HJWL), whose principal shareholders include Elizabeth Taylor and Kathy Ireland, expanded its board today to five members. The new board members are Lawrence Chimerine, Ph.D., Frank Devine, and Peter Mainstain, CPA. They join existing board members Jack Abramov, CEO of the company, and Monty Abramov, Vice President of Operations and Design Director.

”We have recruited three outstanding individuals to complement our existing board members,” stated Jack Abramov. “Our new additions bring both financial and retail expertise to the board, provide the desired foundation for solid corporate governance and they are an important step in the Company’s future plans for a NASDAQ listing of its common stock.”

Dr. Lawrence Chimerine is President, Radnor International Consulting, Inc. and partner and member of the Investment Committee of Strategic Capital Advisors.  He is the former Chairman, Chief Executive, and Chief Economist of Chase Econometrics and the WEFA Group. As a noted author and economic expert, he has appeared on numerous television shows, including Wall Street Week, the Lehrer News hour, ABC and NBC nightly news, CNN and CNBC, and has been a consultant to many Fortune 500 companies and financial institutions here and abroad.

Frank M. Devine has over 40 years of experience developing market strategies and implementation models for consumer products and retail sales.  As a consultant to various companies, he has relationships with many of the major retail entities in the United States and the global market.  He has extensive experience with branding in the retail arena and has assisted in the development of successful branding strategies to bring products to market. Mr. Devine has also served as a board member to a number of companies  including Salton, Inc. and Saflink, Inc.

Peter Mainstain, co-founder and partner of Tanner Mainstain Blatt & Glynn, an accountancy corporation, is a financial professional with broad experience in all aspects of financial and tax planning. Mr. Mainstain is a member of the Board of Directors of Cal West Bancorp, a publicly held community bank, and a member of the audit committee.  He was a member of the Board of Directors of Film Roman, Inc., a publicly held television and feature film production company, a member of the Board of Directors of The Arthritis Foundation of Southern California and was previously on the Board of Governors of City of Hope.

About House of Taylor Jewelry

House of Taylor Jewelry, Inc. is a Los Angeles-based international jewelry company whose principal shareholders include Dame Elizabeth Taylor, Kathy Ireland and members of the Abramov family. House of Taylor Jewelry serves fine jewelry retailers worldwide with diverse jewelry creations marketed under prestigious House of Taylor Jewelry brand, which includes Elizabeth, Mirabelle, and Kathy Ireland Jewelry Exclusively for House of Taylor. More information on the company can be found at http://www.hotj.com.

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Contact:

Chris Rosgen

Capital Market Relations

(949) 481-9739

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: the availability of funding for current and future operations; the acceptance of our branded products in the marketplace; and the characteristics and pricing of our branded products as compared to competing products as well as others discussed in House of Taylor Jewelry, Inc.'s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. House of Taylor Jewelry, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.